Exhibit 99.3

2006 FBR Growth Investor Conference

9:45 am, June 1, 2006

Grand Hyatt, NY NY

Presentation by

Keith Hagen, Chief Executive Officer

Good morning, everyone. My name is Keith Hagen and I’m the CEO for QuadraMed. I’m here with Dave Piazza, our Chief Financial Officer and Steven Russell who is our Sr. Vice President of Corporate Development.

Thank you for joining us for the QuadraMed healthcare industry investor’s update. I’m pleased to have the opportunity to describe our view of the healthcare IT market, how we plan to compete and grow our business in this market, as well as provide you with a review of some of our recent financial performances.

And there is a copy of the Safe Harbor Statement within your handouts so I won’t torture you by reading through that, but you can reference it in your materials.

QuadraMed competes in the large and growing market of Healthcare Information Technology. This market has a lot of attention based on its sheer size and the available dollars within it. The spending levels are driven by overall increases in healthcare IT spend, but also on the trend of healthcare organizations to increase their healthcare IT budgets as a percentage of their revenues.

We have seen many new, mostly smaller, players try to enter into this space. We’ve also seen large caps coming in and we certainly foresee that continuing into

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the future. We on the other hand are not a new entrant in this market. We have been in this market either as QuadraMed or through the acquired businesses of QuadraMed for nearly 30 years. We understand this market and we continue to be a significant competitor in this space.

I want to point out a few of the important market growth drivers and trends that will impact our business. The first is the increased involvement of the federal government in setting policy which is important because it increases the visibility and the awareness of the positive effect that healthcare IT can have on our national healthcare system.

Clearly hospitals have the responsibility to care for the sick and injured, but they also must run as a business and their ability to operate with positive margins impacts their ability to invest in patient care technologies and clinical services. Many hospitals are under increasing financial pressure and are focusing on revenue improvement strategies that include process improvement, workflow and new systems.

It is also important to point out that the federal government is the largest payor within the healthcare system. We estimate that about 57% of the healthcare is paid for by the federal government, mostly through the Medicare and Medicaid programs.

As hospitals push for better financial performance, our national costs for healthcare continue to rise. In response, the government continues to evaluate reimbursement methods that can slow the spending growth rate and concurrently improve quality of care. CMS which is the Center for Medicare & Medicaid Services, which is part of the U.S. Department of Health and Human Services, is the organization that’s responsible for administering the Medicare and Medicaid programs. The latest CMS-led initiative links quality of care to reimbursements also known as “Pay for Performance”. This is relevant to QuadraMed because it emphasizes the revenue cycle and hence, our products and services that can improve that revenue and reimbursement.

This survey by HIMSS Analytics bears out our view on the market where clinical systems get the headlines, they’re kind of the sexy approach, what gets in newspapers about hospitals investing in clinical systems to improve care. But just as importantly and as this survey shows, hospitals are investing in Revenue Cycle products. They’re still high on their list of products that they plan to purchase.

As I mentioned, QuadraMed has been in this market space for many years. We’ve achieved success with a large client base of hospitals. These clients have deployed everywhere from single departmental systems to full blown Enterprise wide applications across the whole hospital information system. We have also had a lot of success with the Veterans Administration where we have software in all 128 of the VA hospitals across the country.

Several of our products have received industry recognition and have been awarded top ranking in independent surveys. Two of them are listed here, MD Buyline as well as the Klas ratings. What is particularly relevant related to the market trends I’ve talked about is our Klas ratings for our Revenue Cycle Management products which have been ranked number one seven out of the last nine years.

As a business we have achieved a good level of success with market share across our various product lines and with 2 percent of market share for the Hospital Information Systems market, QuadraMed continues to be a significant and relevant player in this space while still having upside opportunity.

Most of the vendors in this space are small companies with revenues below $20M. QuadraMed, with $122M in annual revenues, has critical mass and is one of only a few mid-sized players. And you can see from this chart, 60% of those vendors are small players.

The healthcare IT market is segmented. The needs of a 30 bed hospital are different than the information technology needs for a 300 bed hospital. As such QuadraMed, like most vendors, focuses on a specific segment of the market. In our case it’s the 100 – 400 bed acute care community hospital market. We have clients that are much larger than this and we continue to be opportunistic in the wider market, but we’ve identified this large market segment where our strategy we believe is a good fit. This segment provides ample opportunities for us as it encompasses over 40% of the hospitals within the U.S.

Among the group of competitors the landscape shows that companies are seeking to distinguish themselves around core expertise or around specific target market segments. We believe that QuadraMed will find success by leveraging our core competence around the “care-based revenue cycle” process in the acute care community hospital segment.

We have defined a clear business strategy and have developed a company mission statement which we use to define for the industry and for ourselves what we seek to create in the Healthcare IT market and most importantly it defines how we will run our business and how we will make important operational decisions within the business.

Our mission statement speaks to the importance of providing quality care but also focusing on making sure that healthcare organizations stay financially healthy.

To emphasize this point we have coined the term “care-based revenue cycle”.

With the new reimbursement focus on linking quality of care to payment, hospitals are looking for integrated systems that optimize the entire process and QuadraMed has leading solutions in each of the required areas.

But the competitive difference for us is how all of these products are designed to work together to optimize the care-based revenue cycle process.

I just want to take a minute to walk you through what we mean by care-based revenue cycle process and we’ve got this graphic to show that. What we’re talking about is as a patient travels through the hospital system, the healthcare system, how do you manage them and their data so that in the end the hospital has a complete and accurate bill that is fully documented and is going to get paid by the payor. It starts right off the bat with Access Management with the software to do the registration, the Enterprise Scheduling. It then moves into Identity Management. A very key and important aspect of the healthcare process is that first interaction with a registration clerk where if you don’t link that person to their proper medical record, you’re going to miss billing information, you’re going to miss clinical information, allergy information. The difference between a Joe Smith, Joseph Smith, Joe T. Smith, and a J.T. Smith is hugely important. Unfortunately the easiest thing for a registration clerk to do is to hit the “add new” button and now you’ve got an issue within your enterprise index. We have very powerful matching software to help make sure that you have the right patient identify right off the bat. We then move through to electronic eligibility check to make sure that you get paid for the services you are providing. Moving into medical necessity checking: again, making sure that you are going to get paid, through the clinical care, the COPE, the documentation of the care and the management of that data. Going through to the codification of the care in the coding in the client area where again we have industry leading products, into the revenue cycle management area of contract management. Hospitals have very complex contractual relationships with hundreds of payors and management of that and making sure that they are getting the most reimbursement given the contract that they have to support the collection process, the workflow process, the ability to have centralized collection across multiple owned facilities, all of those are coordinated. Again we have industry leading products in those individual areas. And then resulting in the electronic billing, sending electronic claims to the payors, making sure that everything is well documented. It costs a significantly more amount of money for a hospital to go back through that process and recreate documentation after the patient has left the hospital. I had one COO who told me that it costs him five times more if he has to go back and collect that data and try to recreate that visit compared to if he has everything done and correct the first time around. That’s what we’re really focused on is taking these Best of Klas Products and making sure they’re truly integrated to provide both the quality of care, which is hugely important and the primary mission for hospitals is to provide quality care, and we have great products to help with that, from our nursing products to our physician-oriented CPOE products, but also making sure that that is tied into the revenue cycle management process so that ultimately the hospital is going to get paid for their services. The term we hear out in the industry is that there’s no mission without margin. The hospitals have to be profitable in order to provide care. So that’s the essence of care-based revenue cycle and that’s really the essence of our message out to the market.

Historically QuadraMed has been known by its products but has not had a compelling corporate message or brand that conveys why a healthcare organization would benefit from partnering with us at the enterprise level to achieve long lasting business success. By developing a compelling and unique value proposition we begin to define how QuadraMed is different, what we can deliver at a strategic level to a healthcare organization and why an organization would partner with us for the long term success of their organization.

To give a few highlights from a business and financial point of view. In late 2005 an entirely new executive management team was brought into QuadraMed. This team of Healthcare IT veterans, aided by some very positive momentum created by the previous management, is focused on turning QuadraMed around.

We have a newly defined strategic plan, we are executing against that plan, we’ve sold our first new name Enterprise contract in 15 months, EBITDA has improved by $34M, net cash flow is very strong, we have no debt and $33M in cash. We have a very stable environment, a very stable business on which to grow. Also supporting that is the fact that about 2/3 of our revenue is recurring revenue meaning that it is either term licenses where we get fees through a 3 to 5 year term, maintenance contracts on perpetual licenses where we have maintenance coming in and also some recurring services that we are contracted to provide.

And our war chest continues to grow with our positive net cash flow. Our cash position continues to increase.

We’ve identified several areas of opportunity for us that represent potential top line growth.

Our large client base is highly important as it provides established client relationships we can build on. Hence, cross selling of our products is a very important initiative for us.

Driving an increase in our sales bookings is obviously a major focus. This will be the early indication that we are having success. Our revenue is slow from a large enterprise deal. We recognize it on a percentage complete basis. Those implementations can take 18 to 36 months depending on the size of the organization, so the sales bookings will roll into revenue over that 18 to 36 month period for a large enterprise contract.

To drive our growth we will drive sales, marketing and product direction around our strategic plan focusing on Enterprise-oriented sales. There is very much a trend within the industry for hospitals to want to partner with a vendor for a full range of products and have somebody that they can have a long term relationship with. These healthcare organizations are making decisions that are going to be ten years or more in length. They want to make sure they understand the value proposition for the vendor, what’s important to them, where they’re driving their products, what they’re going to do in the future. That’s why we’re trying to paint this really clear picture of what we believe is important and how we can partner with them.

We will still continue selling individual products but focus our efforts at making each one a stepping stone to a larger Enterprise opportunity. We have strong enterprise offering as well as industry leading “entry point” products such as HIM (Health Information Management), Access Management and Identity Management and these products enable us to sell into hospitals where our competition has a core systems footprint. We cannot be satisfied because we sold an Enterprise Scheduling system, or a HIM system, or MPI to a facility. We have to use that as a lever as a way to then drive additional sales, additional products into that customer base and making sure that they see the value proposition and why they would want to add other products and the extra value they would get from having more of our products within their organization.

To summarize, we have a strong business foundation including a large client base. We have competitive products. We have substantial recurring revenue. We have a new management team, and I have included the bios for the management team in your handout, I won’t walk through all of those, but what you’ll see is that there’s a tremendous amount of experience in healthcare IT within those bios. There’s a fair number of us who spent a lot of time with a company called CompuCare. CompuCare was a business that was sold to QuadraMed in 1999 and today there’s a big chunk of what is QuadraMed that is that CompuCare base. So that experience for the people that had worked at CompuCare is very relevant. That was the business and the team that developed the Affinity hospital information system that is our flagship product today.

That team really came into existence in August of 2005 so we’ve been on board for about seven months. We’re very much focused in growing the company in line with our recently completed strategic planning process. Based on our research, market trends appear to be in line with this strategy indicating a market opportunity for success.

I wanted to leave plenty of time for questions so I’ll be happy to take your questions at this time.

(Question inaudible)

Hagen: The key term that we use within the business is operationalizing our strategic plan. There are far too many examples where strategic plans are marketing fluff, they are powerpoint presentations, they look great on the back of a napkin over dinner, but they are not being driven within the organization. We have a huge effort that really has timelines that stretch between now and February with key milestones of our User’s Group Meeting in September, HIMA meeting in October and the HIMSS Conference in February. Lining up all of the things that we’re doing internally so every functional area has plans, timelines, dates, deliverables on how they’re transforming their particular area to support our strategic plan. It covers everything from how we sell the system, how we implement the system, the decisions in our product road map in our 3-year product plan, organizational changes, education, training. All of those things are addressed within these operational plans to drive the strategy. At the same time, we’re absolutely not sitting around on our hands waiting to get all of these pieces done. We’re out there executing everyday to drive sales, to drive into larger sales opportunities, to get out and meet with the C level of large healthcare organizations, even if they’re not in a process, even if they’re not out looking for systems, but to start and get out there and get our name recognized. We’re investing significantly more money this year than we have in the past in our marketing, in our branding, that’s a big part of what Steven Russell is driving with the strategy and getting that message out so that we can make sure that the market sees QuadraMed as a supplier of a full suite of Enterprise products that can meet their needs and can be a strong partner with them going forward.

(Question inaudible)

Hagen: The question was about the warrants. We have warrants out and I’m going to ask Dave Piazza to answer.

(Dave Piazza inaudible).

Hagen: The question is about my predecessor, Larry English, who was with the business for about 5-6 years and the challenges he faced coming in and the challenges that I faced coming in. I would say that they were very different challenges. Larry was faced with a lot of accounting issues, auditor issues, and SEC issues that he had to work through. He did an absolutely fantastic job of cleaning up the balance sheet. Right now with the cash we have, with the cash flows that we have, we have a lot of strength within our balance sheet. I kind of see it as my job to fix the income statement now. I think we have a very solid business to build on. Dave Piazza, our CFO, has accomplished since August the full implementation of our internal PeopleSoft applications so that we have good control and good reporting of financial and customer information. We have been able to address all of the material weaknesses that we had to report in 2004. Those have all been addressed in our 2005 filing. So we have a very solid platform to build on. What I’m focused on is making sure that we have an executive team that is very entrenched in the healthcare IT space, that has a lot of experience in growing healthcare companies. We’ve got our Chief Technology Officer, who came back on board around August of last year, Jim Klein who is our Chief Technology Officer. He understands our technology, the industry. He spent seven years as a Vice President and Research Director for the Gartner Group in their healthcare IT space. So we’ve really done a lot to build up a team that’s focused on how do we go out and be able to communicate with the C level within the hospital environment and healthcare space and build up that credibility and drive a clear message which the company never had before and I mentioned earlier. We never had a clear message as to why QuadraMed. It was always clear why you’d want the TempusOne Scheduling system. It’s the best in Klas enterprise scheduling. It was clear why you’d want the Quantim Coding Products because they’re clearly in my opinion superior to the other offerings out there. But there was never from an enterprise point of view, why would I go to QuadraMed and partner with them, and that’s really what we’re driving and that’s what different within the market.

(Question inaudible)

Hagen: Just on the marketing side. Branding, the marketing, getting the message out there, having a strong presence at more trade shows. Steven Russell who runs that organization, I’ll give him an opportunity to speak to it some more.

Russell: Right. I would say that it’s really more of a positioning effort this year because of the business challenges faced in the last couple of years there’s actually a reduction in the previous years on the focus of go-to-market messaging. So now we’re returning to probably more appropriate levels of marketing spend, not so much that we’re overspending, but we’re just returning to more appropriate levels.

I think that was one of the key areas that was really cut back in the last few years. But the focus is on messaging and branding and strategy.

(question and answer inaudible)

(question inaudible)

Hagen: Absolutely. Contract with a hospital down in North Carolina. A press release should be coming out here within the next couple of days. With these deals, we have agreements with the hospital to both agree on language before press releases go out because they try to protect their brand like we do with ours. Those details will be coming out in the next couple of days. It’s a community-based hospital in North Carolina. It’s a full enterprise sale. There’s one piece which we hadn’t sold a new name Affinity contract for about 15 months. Now we have sold a lot of Affinity product, hospital information systems products under the Affinity name, we sold a lot of those, but they’ve either been backed into our base, more products into our base, or they’ve been situations where a current customer purchased more. We had one customer who was a revenue cycle management customer. Went out and did a competitive process and purchased our full clinical suite. It was very much new business to us, but it wasn’t a new name customer. We had other customers that would purchase additional hospitals and roll our product out to those hospitals. But this was the first actually true full enterprise sale to a brand new name customer who had never used our products before. It was a replacement of a competitive system that was an older system of one of our competitors. It was a very competitive process, but interestingly enough not so much with that incumbent, but with other players in the market. This deal was highly influenced by some physicians, particularly one physician. This physician really liked our CPOE (computerized physician order entry) product so that helped us a lot. I think they also had interest in our ability to work with them in a partnership way to work towards them being successful knowing that their success and our success was tied together very closely.

(Question inaudible)

Hagen: The financial issues that we talked about that my predecessor had to spend a lot of time addressing certainly created sales issues for us. You have to remember that these hospitals are large organizations and a really rough back of the envelope number is $200M of annual revenue per bed, so a 300-bed facility is a $600M/year type of business. So they’re large, they’re risk adverse, they’re trying to make a decision for a long period of time, they want a vendor that they feel good and will be around for that period of time, and because of some of those financial issues, we got kicked out of various opportunities. Our work now is to get back into those larger opportunities and focus on that 100 to 400 bed community-based care, and those may be multiple hospitals owned by one group, which we have a lot of good capabilities to support that, particularly our centralized coding capabilities, our centralized business office capabilities, so we’re driving back up into that market. We’re seeing some success in the size of the opportunities that we’re able to at least start conversations with. Our competitors are typically, we see Meditech a lot, a private company but they file 10-K’s, 10-Q’s based of their stock ownership, McKesson and Seimens, those are probably the ones that we see the most out there in the market, and we believe that we have competitive products against all of them.

(Question inaudible)

Hagen: The question is about the HIMSS conference. The Health Information Management Systems Society conference is the largest healthcare IT conference in the country held usually in February. It’s been going on for a very long time. I went to my first HIMSS in 1989. It’s now grown to tens of thousands of people. A very large show. The most important show that we do. In February, we went. We typically have one of the larger booths, a large presence. As I pointed out, there are a certain number of mid-to-large players and we fit within that category so we have a large presence at the HIMSS conference. One of the things that jumped out at us, is that unlike previous years, we did not get a lot of questions on financial viability. I think that was based on the fact that we’re starting to post much better numbers that we have over the last few years and people are able to see that we are turning things around. We really rely right now on our large cash position and our net cash flows to show that we have stability and that we’re going to be around for a long time. That was important. We generate a lot of leads from that, I think the number was over 500, but those cover a lot of different products, those aren’t 500 full enterprise deal leads, but they may cover individual departmental systems all the way up. So there’s a lot of work that’s done to cull through those to figure out what’s real and what was just somebody putting their card in because they wanted to get out of the booth (we wouldn’t let them out of the booth until they gave us their card). And so the sales process goes through that. When I talk about our sales pipeline, I talked about that on the last couple of earnings calls, which runs about $200M. I just want to make it clear. We don’t get back from HIMSS and say we have 500 leads and we pile those things into the pipeline. The pipeline is very carefully managed. We have very defined criteria that is consistent across all of our products for how something gets into the pipeline. One of the criteria is that we believe that this customer will make a decision within 12 months. Those leads then go through the process with Sales, broken up into product areas, territories and the sales folks work those. Steven, do you want to add anything about HIMSS?

Russell: The other thing that I would add that we’re a key vendor in the space, we’re a Diamond Sponsor of HIMSS, the highest level of sponsorship at HIMSS. We did participate not only in the trade show, but the organization on an ongoing annual basis. At HIMSS, that sponsorship gave us access to a private presentation as done by Dr. Braler, the outgoing technology czar in the country. We do play in the space as a relevant, significant player, not only at that trade show, but throughout the year and other industry events. We’re doing the right things from a positioning standpoint, but we obviously want to do more throughout this year and next year.

(Question inaudible)

Hagen: The pipeline from a pure size point of view is basically consistent with where it was 7-8 months ago. The difference is that we believe that the pipeline is cleaner now. All sales pipelines are open to a certain level of interpretation. I feel good about ours because since Jim Milligan took over as Sr. VP of Sales, we have consolidated all of our sales efforts under him and he is the one who’s applied this consistent rating system across all of the prospects. He and his management team spend a lot of time making sure that it’s as accurate as we possibly can. And the thing that I think is also strong about it is as we sign deals out of it we’re able to refill that pipeline with more opportunities so we don’t see the pipeline dropping down each quarter because we signed a bunch of deals. If anything, we see it eking up slightly.

(Question inaudible)

Piazza: About a year or so ago, we adopted a policy of not providing any guidance so that type of information that you’re asking for would fall under that category. What we have done instead is try to provide a lot more meaningful information on our conference calls, in exhibits that we put to press release showing calculations of EBITDA, proforma, net income, giving some of the unusual things that occurred that aren’t readily noticeable in the financial statements. So thru those processes, we’re trying to give more information to the reader, but at this point, we’re still not giving any guidance of that nature.

(Question inaudible)

Piazza: Margins have been running in the low 60% and that is what we expect it to be going forward. It depends on what the mix will be on any incremental revenue. Licenses typically have a higher margin than hardware would have. Services and maintenance and those types of things are sort of in the 50% range. We expect the low 60% going forward.

Hagen: Thank you, everybody.